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                                                                    Exhibit 24.1

                               Power of Attorney

Each director and officer of the registrant whose signature appears below hereby appoints David A. Hoeller and Jae-Min Song, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendment to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact with the authority to sign and file any such amendments in its name and behalf. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 29, 2004 by the following persons in the capacities indicated.


                                   /s/ Jae Kook Choi
                                   -----------------------------------------
                                   Jae Kook Choi
                                   President and Director (Principal
                                   Executive Officer)


                                   /s/ David A. Hoeller
                                   -----------------------------------------
                                   David A. Hoeller
                                   Vice President, Secretary and Director
                                   (Principal Financial and Accounting
                                   Officer)


                                   /s/ Robert J. Gammon
                                   ------------------------------------------
                                   Robert J. Gammon
                                   Director